UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2015 (June 9, 2015)
Date of Report (Date of earliest event reported)

MEDGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Building 700

Wayne, PA 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2015, the Board of Directors of Medgenics, Inc., a Delaware corporation (the “Company”), elected Barbara G. Duncan to fill one of its vacant directorships, effective July 22, 2015.

In connection with Ms. Duncan’s election as a Director, the Compensation Committee of the Company’s Board of Directors recommended, and the Board of Directors approved, effective July 22, 2015, the grant to Ms. Duncan of stock options to purchase 40,000 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a per share exercise price that will equal the closing price of the Common Stock on the NYSE MKT on July 22, 2015, under the Company’s Stock Incentive Plan. The options will vest in three equal installments on each of the first, second, and third anniversaries of the effective date of Ms. Duncan’s election, subject to her continued service through each vesting date. The options have a 10-year term.

In addition, as of June 9, 2015, the Company and Ms. Duncan entered into a non-executive director appointment letter agreement setting forth, among other things, Ms. Duncan’s duties as a director.  Pursuant to the agreement, Ms. Duncan will be entitled to the same cash fees for her services as a director as the other non-executive directors of the Company. Ms. Duncan also agreed to maintain the confidentiality of all confidential business information, to disclose conflicts of interest to the Company and not to compete or solicit certain employees or other parties with which the Company does business for a period ending twelve months following the termination of her directorship.

The foregoing description of the non-executive director appointment letter agreement is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release, dated June 10, 2015, regarding the election of Ms. Duncan.

The information furnished in this report under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

10.1	Non-Executive Director Appointment Letter, dated as of May 21, 2015, between Medgenics, Inc. and Barbara G. Duncan

99.1	Medgenics, Inc. Press Release dated June 10, 2015 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDGENICS, INC.

By:	/s/ Scott Applebaum
Name: Scott Applebaum Title: Chief Legal Officer

Date: June 10, 2015